                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                __________


                                FORM 8-K/A
                             (Amendment No. 1)

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) of the

                      SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported)
                     November 5, 1998 (June 30, 1998)


--------------------------------------------------------------------------
                   HEALTH CARE PROPERTY INVESTORS, INC.
          (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------


     Maryland                          1-8895            33-0091377
(State or Other Jurisdiction of      (Commission       (I.R.S. Employer
Incorporation of Organization)       File Number)      Identification No.)

                      4675 MacArthur Court, 9th Floor
                         Newport Beach, CA  92660
                 (Address of principal executive offices)


                              (949) 221-0600
           (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OF ASSETS


During the period from June 30,1998 through October 30, 1998, Health Care Property Investors, Inc. and its affiliates and subsidiaries (the "Company") acquired from unrelated parties ten long-term care facilities ("LTCs"), six clinics ("CLNs"), four assisted living facilities ("ALFs") and two medical office buildings ("MOBs") in 16 separate transactions at an aggregate purchase price of approximately $108,200,000, comprised of $103,800,000 of acquisitions, and $4,400,000 of equity investments. Four of the LTC facilities are accounted for as equity investments in unconsolidated joint ventures on the Company's books. The Company provided the capital and loans to the foregoing joint ventures, and has an 80% equity interest in the joint ventures, but does not have voting rights or control over the management of the joint venture. The purchase price on these facilities includes only the equity capital invested by the Company and does not include the loans receivable. The ALF and LTC facilities and two of the clinics were, concurrently with their acquisition, leased on a triple-net basis to ten different operators under terms generally similar to the Company's existing leases. The MOBs and four clinics were leased to multiple tenants on a gross or modified gross basis under which the Company may be responsible for property taxes, repairs and maintenance and/or insurance on those properties. Each transaction was initially funded by bank borrowings on the Company's revolving bank lines of credit and by cash on hand. The Company repaid approximately $65 million on its revolving bank lines of credit with the proceeds of a preferred stock offering during September 1998.

                                                            Facility                        Acquisition    Purchase
Facility Name                         City         State      Type        Beds     Units         Date         Price
---------------------------------------------------------------------------------------------------------------------
Gulfcoast Manor                       Port Richey    FL       ALF                    91      06/30/98      1,868,166
Westbrooke Manor                      Zephyrhills    FL       ALF                    80      06/30/98      3,435,015
Eastbrooke Gardens                    Casselberry    FL       ALF                    42      06/30/98      2,229,747
Rexburg Nursing Center                Rexburg        ID       LTC          119               07/14/98      5,507,780
Washington Terrace                    Ogden          UT       LTC          120               07/14/98      4,934,640
Memphis Clinic                        Memphis        TN       CLN(1)                 1       07/27/98      1,701,300
910 Medical Place                     Minneapolis    MN       MOB(1)                 1       07/31/98      9,800,000
Franklin Nursing Home                 Franklin       LA       LTC(2)       152               08/03/98      1,311,000
St. Mary's Nursing Home               Morgan City    LA       LTC(2)        88               08/03/98        760,000
Sunset Estates                        Shawnee        OK       LTC           92               08/13/98      2,936,800
Austin I - Clinic South               Austin         TX       CLN(1)                 1       08/14/98      2,294,460
Austin II - Clinic North              Austin         TX       CLN(1)                 1       08/14/98      5,846,880
Chancellor Lodi                       Lodi           CA       ALF                    76      08/21/98      6,465,000
Balmoral Care Center                  Tucson         AZ       LTC(2)       112               09/01/98      1,190,000
Westhaven Nursing Home                Stillwater     OK       LTC          125               09/01/98      2,250,000
Rosewood Nursing Home                 Stillwater     OK       LTC          104               09/01/98      2,080,000
Chesterfield Clinic                   Chesterfield   VA       CLN(1)                 1       09/03/98      2,400,000
Medical Arts Convalescent Hospital    Perris         CA       LTC(2)       109               10/02/98      1,157,000
Lake Ellenor Clinic                   Orlando        FL       CLN(1)                 1       10/02/98      2,700,000
The Westchester Creek                 Bronx          NY       MOB(1)                 1       10/15/98     20,100,000
Mercy Med Clinic                      Sacramento     CA       CLN(1)                 1       10/21/98     25,000,000
Country Club Manor                    Amarillo       TX       LTC          102               10/30/98      2,225,000
                                                                        ------      ---                  -----------
                                                                         1,123      297                  108,192,788
                                                                        ======      ===                  ===========

----------------------------
(1) The clinics encompass approximately 209,500 square feet and the medical office buildings encompass approximately 145,600 square feet.
(2) These properties are owned by unconsolidated joint ventures. The amount included in the purchase price represents HCPI's capital investment in the joint venture and does not include any loans receivable from the joint venture.


The Company believes these acquisitions are consistent with the Company's historical business strategy of acquiring and concurrently leasing health care facilities. In assessing the facilities, the Company considered the type, location, age, design and physical condition of the facilities acquired, as well as historical, if applicable, and projected operating results of the health care operations conducted at the facilities. Additionally, the Company considers the operating ability, financial condition and reputation of the operator to which the acquired facilities are to be leased. The Company, after reasonable inquiry, is not aware of any material factors that would cause the financial information reported not to be necessarily indicative of future operating results, although no assurance can be given by the Company regarding actual future operating results. The Company intends to continue the current use of each property.

Although no single acquisition is considered a "significant acquisition" pursuant to the rules governing the reporting of transactions on Form 8-K and under Rule 3-14 of Regulation S-X, these acquisitions in the aggregate, may be considered to be material in nature. Certain audited pro forma financial information concerning these properties is provided in Item 7 of this Current Report on Form 8-K/A.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Historical financial information, pursuant to Rule 3-14 of Regulation S-X, for the health care operations of the acquired facilities is not presented because the related operating information for such facilities generally would not be meaningful. This is due to the nature of gross, modified gross and triple-net leased real estate operations. Alternatively, the Company has presented audited pro forma operating information for each of the acquired properties as if the acquired properties had been owned by the Company since January 1, 1997.

        (a)(3)  -  Audited pro forma statements of operations for the acquired facilities for the year ended December 31, 1997.

        (b)(1) - Unaudited pro forma balance sheet as of September 30, 1998 for the Company after giving effect to the acquisition of the facilities.

               - Unaudited pro forma statement of operations for the Company after giving effect to the acquisition of the facilities for the nine-month period ended
                   September 30, 1998.

               - Unaudited pro forma statement of operations for the Company after giving effect to the acquisition of the facilities for the year ended December 31, 1997.

        (c)        Consent of Arthur Andersen LLP.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Directors, Health Care Property Investors, Inc:

We have examined the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the assembly of the accompanying pro forma statements of operations of the properties acquired by Health Care Property Investors, Inc. during the period June 30, 1998 to October 30, 1998 as indicated in Item 2 of this Amendment No. 1 to Form 8-K/A (collectively "the Acquired Properties") for the year ended December 31, 1997. The historical statements of operations are omitted since substantially all historical amounts are not relevant on a pro forma basis. The pro forma adjustments are based upon management's assumptions described in Note 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.


The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transactions occurred at an earlier date. However, the pro forma statements of operations are not necessarily indicative of the results of operations that would have been attained had the above-mentioned transactions actually occurred earlier.


In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma statements of operations for the year ended December 31, 1997 reflect the proper application of those adjustments to the historical statement of operations amounts.



                                                             Arthur Andersen LLP
Orange County, California
December 7, 1998

                      PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                                  Franklin     St. Mary's     Balmoral     Medical Arts
                                Nursing Home  Nursing Home   Care Center   Convalescent     Gulfcoast    Westbrooke
                                    (A)           (A)            (A)       Hospital (A)       Manor        Manor
                                 -----------   -----------   -----------   ------------     ---------     ---------
Revenues:
  Base Rental Income              $     ---     $      ---     $     ---      $     ---     $ 174,860     $ 321,517
  Interest and Other Income (1)      271,000       157,000       247,000        239,000           ---           ---
                                   ---------     ---------     ---------      ---------     ---------     ---------
                                     271,000       157,000       247,000        239,000       174,860       321,517
                                   ---------     ---------     ---------      ---------     ---------      ---------
Expenses:
  Interest                           262,380       151,920       238,800        231,420       112,090       206,101
  Depreciation                           ---           ---           ---            ---        54,805       105,572
  Facility Operating Expenses            ---           ---           ---            ---           ---           ---
                                   ---------     ---------     ---------      ---------     ---------     ---------
                                     262,380       151,920       238,800        231,420       166,895       311,673
                                   ---------     ---------     ---------      ---------     ---------     ---------

Net Income (Loss)                  $   8,620     $   5,080     $   8,200      $   7,580     $   7,965      $  9,844
                                   =========     =========     =========      =========     =========     =========


                             See accompanying notes.


(1)  Includes interest on loans receivable and facility operating income.
(A) These LTC facilities are owned by unconsolidated joint ventures. For purposes of this pro forma it is assumed that the Company breaks even on the equity investment in these joint ventures during the first year of operations and earns interest on the loans receivable.

                      PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997





                                  Eastbrooke     Rexburg      Washington      Memphis        910           Sunset
                                    Gardens    Nursing Ctr      Terrace        Clinic       Medical        Estates
                                  ----------   -----------     ---------      ---------    ----------     ---------
Revenues:
  Base Rental Income              $  208,704     $ 508,368     $ 455,467       $170,130    $  900,924     $ 342,240
  Interest and Other Income (1)          ---           ---           ---            ---       821,280           ---
                                   ---------     ---------      --------      ---------    ----------     ---------
                                   208,704         508,368       455,467        170,130     1,722,204       342,240
                                   ---------     ---------      --------      ---------    ----------     ---------
Expenses:
  Interest                           133,785       330,467       296,078        102,078       588,000       176,208
  Depreciation                        58,564       194,508       176,704         48,609       275,429       102,194
  Other Operating Expenses               ---           ---           ---            ---       882,502           ---
                                   ---------     ---------     ---------      ---------    ----------     ---------
                                     192,349       524,975       472,782        150,687     1,745,931       278,402
                                   ---------     ---------     ---------      ---------    ----------     ---------
Net Income (Loss)                  $  16,355     $ (16,607)    $ (17,315)     $  19,443    $  (23,727)    $  63,838
                                   =========     =========     =========      =========    ==========     =========

                             See Accompanying Notes


(1)  Includes interest on loans receivable and facility operating income.

                      PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                                   Austin I      Austin II                   Westhaven      Rosewood
                                    Clinic        Clinic      Chancellor      Nursing        Nursing     Chesterfield
                                    South         North          Lodi           Home           Home         Clinic
                                  ---------     ---------     ----------     ----------     ---------    ------------
Revenues:
  Base Rental Income               $ 318,256     $ 821,104     $ 602,433      $ 270,000     $ 249,600     $ 251,100
  Interest and Other Income (1)          ---           ---           ---            ---           ---           ---
                                   ---------      --------     ---------      ---------     ---------     ---------
                                     318,256       821,104       602,433        270,000       249,600       251,100
                                   ---------      --------     ---------      ---------     ---------     ---------
Expenses:
  Interest                           137,668       350,813       387,900        135,000       124,800       144,000
  Depreciation                        55,556       121,339       241,689         84,286        75,971        51,429
  Other Operating Expenses            68,548       159,394           ---            ---           ---           ---
                                   ---------     ---------     ---------      ---------     ---------     ---------
                                     261,773       631,546       629,589        219,286       200,771       195,429
                                   ---------     ---------     ---------      ---------     ---------     ---------
Net Income (Loss)                  $  56,483     $ 189,558    $  (27,156)     $  50,714     $  48,829     $  55,671
                                   =========     =========     =========      =========     =========     =========

See Accompanying Notes


(1)  Includes interest on loans receivable and facility operating income.

                      PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                                     Lake          The          Mercy          County
                                    Ellenor     Westchester     Medical         Club
                                    Clinic        Creek         Clinic          Manor         Total
                                   ----------   ----------     ---------      ---------     ----------
Revenues:
  Base Rental Income              $ 165,792     $2,267,845    $2,844,388      $ 233,423    $ 11,106,151
  Interest and Other Income (1)          ---       285,923       176,938            ---       2,198,141
                                   ---------     ---------    ----------      ---------     -----------
                                   165,792       2,553,768     3,021,326        233,423      13,304,292
                                   ---------     ---------    ----------      ---------     -----------
Expenses:
  Interest                           162,000     1,206,000     1,500,000        133,500       7,111,008
  Depreciation                        55,714       563,810       872,571         57,857       3,196,607
  Other Operating Expenses            53,532       464,086       800,350            ---       2,428,412
                                   ---------     ---------    ----------      ---------     -----------
                                     271,246     2,233,896     3,172,921        191,357      12,736,027
                                   ---------     ---------    ----------      ---------     -----------
Net Income (Loss)                 $(105,454)     $ 319,872   $ (151,595)       $ 42,066     $   568,265
                                   =========     =========     =========      =========     ===========

                             See Accompanying Notes


(1)  Includes interest on loans receivable and facility operating income.

FOOTNOTES TO PRO FORMA STATEMENTS OF OPERATIONS


NOTE 1: Health Care Property Investors, Inc. and its affiliates and subsidiaries (the "Company") acquired ten long-term care ("LTC") facilities, six clinics, four assisted living facilities ("ALFs") and two medical office buildings ("MOBs") in 16 separate transactions at an aggregate purchase price of approximately $108,200,000, comprised of $103,800,000 of acquisitions and $4,400,000 of equity investments. Four of the LTC facilities are accounted for as equity investments in unconsolidated joint ventures on the Company's books. The Company provided the capital and loans to the foregoing joint ventures, and has an 80% equity interest in the joint ventures, but does not have voting rights or control over the management of the joint ventures. The purchase price on these facilities includes only the equity capital invested by the Company and does not include the loans receivable. The ALF and LTC facilities and two of the clinics were, concurrently with their acquisition, leased on a triple-net basis to ten different operators under terms generally similar to the Company's existing leases and are accounted for as operating leases. The leases have
initial terms of 2-38 years.   The MOBs and the four remaining clinics were
leased to multiple tenants on a gross or modified gross basis under which the Company may be responsible for the property tax and insurance payments and repairs and maintenance. The gross or modified gross leases have initial terms of 1-10 years. The Company earns fixed monthly base rental income and may earn periodic additional rents. The additional payments are generally computed based upon increases in the Consumer Price Index or as a percentage of facility net patient revenues in excess of base amounts. Additional rents generally commence in the second year of the leases. With the exception of the gross or modified gross leased properties, under terms of the leases, the lessees are responsible for all maintenance, repairs, taxes and insurance on the leased properties.

The pro forma statements of operations reflect the acquisitions of the properties as if they had been owned since January 1, 1997.

NOTE 2: The pro forma base rental income is based upon the monthly minimum rents specified in the leases. No additional rent amounts are assumed for purposes of the pro forma statements of operations based upon the terms of the lease.

Pro forma interest and other income includes the first year of interest due on loans receivable. This category would generally also include the Company's share of income from the unconsolidated joint ventures. However, for purposes of this pro forma, although the Company will receive preferential distributions from these joint ventures during the year, it is assumed that these joint ventures will break even. Therefore, there is no joint venture income recognized in the pro forma statements of operations.

Pro forma depreciation is based upon the purchase prices of the facilities being allocated to buildings and improvements and depreciated over 35 years for buildings and five years for equipment.

Pro forma interest expense is calculated using an interest rate of 6.00%, which is the Company's weighted average borrowing rate for the year to date on its unsecured revolving lines of credit. The Company has two unsecured lines of credit, one for $135,000,000 which expires on September 30, 2003 and one for $45,000,000 which expires September 30, 1999. The Company also arranges for additional borrowings on an as-needed basis with various banks. The Company initially uses these short-term borrowings to fund purchases, but replaces these borrowings with periodic long-term debt and equity offerings. The Company repaid approximately $65 million on the line of credit borrowings with the proceeds of a preferred stock offering during September 1998. Accordingly, the actual interest expense resulting from the acquisitions of the facilities may vary.

No pro forma operating expenses are included other than for the facilities under gross or modified gross leases because: (1) such amounts are expected to be immaterial, and (2) the Company does not expect to add additional staff as a result of the transactions described in Note 1 above. The pro forma amounts for the MOBs and clinics are based upon current actual and estimated operating expenses.

NOTE 3: The preparation of financial statements requires management to make estimates and assumptions that affect the revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Balance Sheet as of September 30, 1998 has been prepared to reflect the acquisition of five facilities during the period from October 1, 1998 to October 30, 1998 and the adjustments described in the accompanying notes.

The following unaudited Pro Forma Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 have been prepared to reflect the acquisition of 22 facilities during the period from June 30, 1998 through October 30, 1998 (the "Acquired Facilities") and the adjustments described in the accompanying notes.

The pro forma financial information is based on the historical financial statements of Health Care Property Investors, Inc. in the Company's Form 10-Q for the period ended September 30, 1998 and the other financial information in the Company's 1997 Annual Report to Shareholders on Form 10-K, and should be read in conjunction with those financial statements and the notes thereto.

The Pro Forma Balance Sheet was prepared as if the five facilities acquired after September 30, 1998 were purchased on September 30, 1998. The Pro Forma Statements of Operations were prepared as if the Acquired Facilities were purchased as of January 1, 1997.

The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                      HEALTH CARE PROPERTY INVESTORS, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                                Pro Forma
                                                September 30,                  September 30,
                                                    1998        Adjustments        1998
                                                  ----------    -----------    -----------
ASSETS
Real Estate Investments
  Buildings and Improvements                       $ 983,284      $  44,015    $ 1,027,299
  Accumulated Depreciation                          (188,796)           ---       (188,796)
                                                  ----------      ---------     ----------
                                                     794,488         44,015        838,503
  Construction in Progress                            19,517            ---         19,517
  Land                                               131,112          6,010        137,122
                                                  ----------      ---------     ----------
                                                     945,117         50,025        995,142
Loans Receivable                                     145,471          2,700        148,171
Investments in and Advances to Partnerships           50,377          1,157         51,534
Other Assets                                          15,300            ---         15,300
Cash and Cash Equivalents                             83,027            ---         83,027
                                                  ----------      ---------     ----------
TOTAL ASSETS                                      $1,239,292      $  53,882     $1,293,174
                                                  ----------      ---------     ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank Notes Payable                                $      ---      $  53,882      $  53,882
Senior Notes Payable                                 471,020            ---        471,020
Convertible Subordinated Notes Payable               100,000            ---        100,000
Mortgage Notes Payable                                14,910            ---         14,910
Accounts Payable, Accrued Liabilities
  and Deferred Income                                 39,661            ---         39,661
Minority Interests in Partnerships                    20,830            ---         20,830
Stockholders' Equity:
  Preferred Stock                                    187,847            ---        187,847
  Common Stock                                        30,972            ---         30,972
  Additional Paid-In Capital                         432,972            ---        432,972
  Cumulative Net Income                              504,860            ---        504,860
  Cumulative Dividends                              (563,780)           ---       (563,780)
                                                  ----------      ---------     ----------
TOTAL STOCKHOLDERS' EQUITY                           592,871            ---        592,871
                                                  ----------      ---------     ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $1,239,292      $  53,882     $1,293,174
                                                  ==========      =========     ==========

                            See Accompanying Notes.

                      HEALTH CARE PROPERTY INVESTORS, INC.
             UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                               SEPTEMBER 30, 1998
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                 Pro Forma
                                                  Nine Months                   Nine Months
                                                     Ended                         Ended
                                                 September 30,                 September 30,
                                                 ------------                  -------------
                                                      1998       Adjustments        1998
                                                 ------------    -----------   -------------
REVENUE
Base Rental Income                                  $ 83,647        $ 7,516       $ 91,163
Additional Rental and Interest Income                 16,339            ---         16,339
Interest and Other Income                             16,462          1,556         18,018
                                                    --------       --------       --------
                                                     116,448          9,072        125,520
                                                    --------       --------       --------

EXPENSE
Interest Expense                                      26,727          4,716         31,443
Depreciation/Non Cash Charges                         23,750          2,176         25,926
Facility Operating Expenses                            3,211          1,808          5,019
Other Expenses                                         6,292            ---          6,292
                                                    --------       --------       --------
                                                      59,980          8,700         68,680
                                                    --------       --------       --------


INCOME FROM OPERATIONS                                56,468            372         56,840
Minority Interests                                    (3,109)           ---         (3,109)
Gain on Sale of Real Estate Properties                 6,742            ---          6,742
                                                    --------       --------       --------
NET INCOME                                          $ 60,101       $    372       $ 60,473

DIVIDENDS TO PREFERRED STOCKHOLDERS                    4,422            ---          4,422
                                                    --------       --------       --------
NET INCOME APPLICABLE TO COMMON SHARES              $ 55,679       $    372       $ 56,051
                                                    ========       ========       ========
BASIC EARNINGS PER COMMON SHARE                     $   1.82                      $   1.83
                                                    ========                      ========
DILUTED EARNINGS PER COMMON SHARE                   $   1.81                      $   1.82
                                                    ========                      ========
WEIGHTED AVERAGE SHARES - BASIC                       30,666                        30,666
                                                    ========                      ========
WEIGHTED AVERAGE SHARES - DILUTED                     33,601                        33,601
                                                    ========                      ========

                            See Accompanying Notes.

                      HEALTH CARE PROPERTY INVESTORS, INC.
                 UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                               DECEMBER 31, 1997

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                  Pro Forma
                                                   Year Ended                    Year Ended
                                                  December 31,                  December 31,
                                                  ------------                  -------------
                                                      1997       Adjustments        1997
                                                  ----------     -----------    -------------
REVENUE
Base Rental Income                                  $ 92,130       $ 11,106      $ 103,236
Additional Rental and Interest Income                 21,060            ---         21,060
Interest and Other Income                             15,313          2,198         17,511
                                                    --------       --------       --------
                                                     128,503         13,304        141,807
                                                    --------       --------       --------
EXPENSE
Interest Expense                                      28,592          7,111         35,703
Depreciation/Non Cash Charges                         25,889          3,197         29,086
Facility Operating Expenses                              162          2,428          2,590
Other Expenses                                         7,414            ---          7,414
                                                    --------       --------       --------
                                                      62,057         12,736         74,793
                                                    --------       --------       --------

INCOME FROM OPERATIONS                                66,446            568         67,014
  Minority Interests                                  (3,704)           ---         (3,704)
  Gain on Sale of Real Estate Properties               2,047            ---          2,047
                                                    --------       --------       --------
NET INCOME                                          $ 64,789       $    568       $ 65,357

DIVIDENDS TO PREFERRED STOCKHOLDERS                    1,247            ---          1,247
                                                    --------       --------       --------
NET INCOME APPLICABLE TO COMMON SHARES              $ 63,542       $    568       $ 64,110
                                                    ========       ========       ========
BASIC EARNINGS PER COMMON SHARE                     $   2.21                      $   2.23
                                                    ========                      ========
DILUTED EARNINGS PER COMMON SHARE                   $   2.19                      $   2.21
                                                    ========                      ========
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC           28,782                        28,782
                                                    ========                      ========
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED         28,994                        28,994
                                                    ========                      ========

                            See Accompanying Notes.

FOOTNOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1: Health Care Property Investors, Inc. and its affiliates and subsidiaries (the "Company") acquired ten long-term care ("LTC") facilities, six clinics, four assisted living facilities ("ALFs") and two medical office buildings ("MOBs") in 16 separate transactions at an aggregate purchase price of approximately $108,200,000, comprised of $103,800,000 of acquisitions and $4,400,000 of equity investments. The ALF and LTC facilities and two of the clinics were, concurrently with their acquisition, leased on a triple-net basis to ten different operators under terms generally similar to the Company's existing leases and are accounted
for as operating leases. The leases have initial terms of 2-38 years.   The
MOBs and the four remaining clinics were leased to multiple tenants on a gross or modified gross basis under which the Company may be responsible for the property tax and insurance payments and repairs and maintenance. The gross or modified gross leases have initial terms of 1-10 years. The Company earns fixed monthly base rental income and may earn periodic additional rents. The additional payments are generally computed based upon increases in the Consumer Price Index or as a percentage of facility net patient revenues in excess of base amounts. Additional rents generally commence in the second year of the leases. With the exception of the gross or modified gross leased properties, under terms of the leases, the lessees are responsible for all maintenance, repairs, taxes and insurance on the leased properties.

The pro forma statements of operations reflect the acquisitions of the properties as if they had been owned since January 1, 1997, and the pro forma balance sheet reflects the acquisition of the properties as if all such properties had been owned on September 30, 1998.

NOTE 2: The pro forma balance sheet adjustments reflect the allocation between land, building and improvements and other assets of the $53,882,000 of acquired properties purchased after September 30, 1998, and the increase in bank notes payable used to fund the purchases. No adjustment has been made to accumulated depreciation for those properties acquired after September 30, 1998. The loans made since September 30, 1998 to the unconsolidated joint ventures are also included in the pro forma balance sheet.

NOTE 3: The pro forma base rental income is based upon the monthly minimum rents specified in the leases. No additional rent amounts are assumed for purposes of the pro forma statements of operations based upon the terms of the lease.

Pro forma interest and other income includes the first year of interest due on loans receivable. This category would generally also include the Company's share of income from the unconsolidated joint ventures. However, for purposes of this pro forma, although the Company will receive preferential distributions from these joint ventures during the year, it is assumed that these joint ventures will break even. Therefore, there is no joint venture income recognized in the pro forma statements of operations.

Pro forma depreciation is based upon the purchase prices of the facilities being allocated to buildings and improvements and depreciated over 35 years for buildings and five years for equipment.

Pro forma interest expense is calculated using an interest rate of 6.00%, which is the Company's weighted average borrowing rate for the year to date on its unsecured revolving lines of credit. The Company has two unsecured lines of credit, one for $135,000,000 which expires on September 30, 2003 and one for $45,000,000 which expires September 30, 1999. The Company also arranges for additional borrowings on an as-needed basis with various banks. The Company initially uses these short-term borrowings to fund purchases, but replaces these borrowings with periodic long-term debt and equity offerings. The Company repaid approximately $65 million on the line of credit borrowings with the proceeds of a preferred stock offering during September 1998. Accordingly, the actual interest expense resulting from the acquisitions of the facilities may vary.

No pro forma operating expenses are included other than for the facilities under gross or modified gross leases because: (1) such amounts are expected to be immaterial, and (2) the Company does not expect to add additional staff as a result of the transactions described in Note 1 above. The pro forma amounts for the MOBs and clinics are based upon current actual and estimated operating expenses.

NOTE 4: The preparation of financial statements requires management to make estimates and assumptions that affect the revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: December 11, 1998        HEALTH CARE PROPERTY INVESTORS, INC.
                               (REGISTRANT)


                               /S/ James G. Reynolds
                              -----------------------------
                              James G. Reynolds
                              Executive Vice President and
                              Chief Financial Officer
                              (Principal Financial Officer)



                               /S/ Devasis Ghose
                              -----------------------------
                              Devasis Ghose
                              Senior Vice President-Finance and Treasurer
                              (Principal Accounting Officer)